Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of Union Bankshares Corporation of our report dated February 26, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Union Bankshares Corporation for the year ended December 31, 2008, appearing in the Prospectuses, which are part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectuses.

Winchester, Virginia

September 10, 2009